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                                                                   EXHIBIT 10.11

CREATIVE BIOMOLECULES, INC. HAS OMITTED FROM THIS EXHIBIT 10.11 PORTIONS OF THE AGREEMENT FOR WHICH CREATIVE BIOMOLECULES, INC. HAS REQUESTED CONFIDENTIAL TREATMENT FROM THE SECURITIES AND EXCHANGE COMMISSION. THE PORTIONS OF THE AGREEMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED WITH AN ASTERISK AND SUCH CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                             AMENDMENT AGREEMENT

            This agreement by and between CREATIVE BIOMOLECULES, INC., a Delaware corporation with its office and place of business at 45 South Street, Hopkinton, Massachusetts 01748 ("CBM"), and STRYKER CORPORATION, a Michigan corporation with its office and place of business at 2725 Fairfield Road, P.O. Box 4085, Kalamazoo, Michigan 49003-4085 ("Stryker").

            WHEREAS, CBM and Stryker are parties to that certain Second Amended and Restated Research, Development and Supply Agreement, dated as of May 17, 1991, as amended to the date hereof (the "Agreement"), concerning research and development on OP (capitalized terms used but not defined herein shall have the meaning provided therefor in the Agreement); and

            WHEREAS, CBM and Stryker desire to amend the Agreement in certain respects as more fully set forth herein, to evidence their agreement that the OP Field includes the Dental Field (as defined below) and to set forth the terms and conditions relating to the license by CBM to Stryker of CBM's rights with respect to certain intellectual property and related commercial rights related to the Dental Field generally and to certain programs undertaken by CBM in the Dental Field;

            NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein and in the Agreement, the parties
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hereto agree that, effective as of the date hereof, the provisions of the
Agreement shall be amended as provided herein.

            1. The fifth WHEREAS clause of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

            WHEREAS, the parties have agreed that Stryker shall own all right, title and interest in and to the OP Products and OP Devices which have resulted from or may be further developed by CBM, its agents or independent contractors as a result of undertaking the Prior Agreement and this Agreement or performing the tasks performed thereunder or to be performed hereunder (the "Research Project"); that Stryker shall be the exclusive licensee of the Licensed Dental Intellectual Property (as such term is defined in Section 1.7A(iii) of this Agreement) as provided in
      Section 1.7 of this Agreement; and that, pursuant to the terms of that certain Irrevocable License Agreement, dated as of May 17, 1991 (the "License"), a copy of which is attached hereto as Exhibit 1, Stryker shall grant to CBM an irrevocable, exclusive, worldwide license to the Present Patents and Applications and Future Patents and Applications (as such terms are defined in Section 1.4B of this Agreement) for all uses and applications of all inventions claimed therein, except for the manufacture, use and sale of OP Products and OP Devices for use in the field of treatment, repair or


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      replacement of bone and joint tissue including, without limitation, meniscus and articular cartilage and ligaments and tendons (the "OP Field") other than the portion of the OP Field consisting of prevention or treatment of Osteoporosis, Osteomalacia and Paget's Disease other than (i) by the local application of OP Products and OP Devices in an insoluble formulation directly on bone or joint tissue for local, as opposed to general or systemic, effect and (ii) the treatment of fractures regardless of whether they result from Osteoporosis, Osteomalacia and Paget's Disease (the "Bone Disease Field"), it being expressly understood and agreed that the OP Field as defined herein includes the Dental Field (as such term is defined in Section 1.7A(i) of this Agreement);

            2. Paragraph B of Section 1.4 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

            B. Pursuant to the Assignment, dated May 17, 1991 (the "Patent Assignment"), a copy of which is attached hereto as Exhibit 2, CBM has assigned to Stryker its entire right, title and interest in the inventions and improvements disclosed in the U.S., foreign and PCT applications and patents issuing therefrom that are listed in Schedule A thereto (the "Present Patents and Applications"). CBM represents to Stryker that the Present Patents and


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      Applications and the patents and applications that have been prosecuted in
      Stryker's name during the period from May 17, 1991 to October 31, 1996 as Future Patents and Applications (as defined below), a list of which is set forth in Schedule I hereto, constitute all U.S., foreign and PCT applications and patents in which CBM ever had any right, title and interest that disclose inventions and improvements related to OP Products and OP Devices conceived, made, developed or reduced to practice as part of the Research Project by CBM or any of its personnel or by any third party under contract to CBM. CBM agrees that all future patent applications and patents that disclose inventions and improvements related to OP Products and OP Devices that are conceived, made, developed or reduced to practice as part of the Research Project by CBM or any of its personnel or by any third party under contract to CBM and all continuations, continuations in part, divisions, reissues, additions or extensions and other patents or applications based in whole or in part on such patents and applications (the "Future Patents and Applications") in which CBM has any right, title or interest will be prosecuted in Stryker's name at Stryker's expense. CBM will prepare and file the applications for the Future Patents and Applications at no expense to Stryker but only after review thereof by Stryker and with Stryker's concurrence as to the form thereof. Issues that arise in


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      the course of the prosecution of the Present Patents and Applications and
      Future Patents and Applications will be jointly decided by Stryker and CBM.

            3. Paragraph A of Section 1.5 of the Agreement is hereby amended by adding a new sentence at the end thereof that shall read as follows:

      Notwithstanding anything in the foregoing to the contrary, no payments shall be required to be made by CBM to Stryker in respect of the first * of Royalties, calculated in the manner provided herein, that would otherwise be required to be paid hereunder.

            4. The first sentence of paragraph A of Section 1.6 of this Agreement is hereby amended to read in its entirety as follows:

      Stryker shall pay to CBM, in U.S. dollars, quarterly royalties equal to * of Stryker's Net Sales of OP Products and OP Devices for a period of * years beginning, in the case of OP Products or OP Devices with application in the OP Field other than the Dental Field, on the date of first commercial sale of any OP Product or OP Device with such an application and, in the case of OP Products or OP Devices with application in the Dental Field, on the date of first commercial sale of any OP Product or OP Device with such an application.


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            5. Article I of the Agreement is hereby amended to add at the end thereof a new Section 1.7, which shall read in its entirety as follows:

            1.7 Agreements Relating to the Dental Field.

            A. For purposes of this Agreement, the following terms shall have the meanings set forth below:

              (i) "Dental Field" shall mean the treatment, repair or replacement of the tooth, dentin, alveolar bone, cementum, enamel, gingiva (to the extent, but only to the extent, the gingiva functions as part of the apparatus holding the tooth to the jaw) and/or periodontal ligament, but excluding the treatment of Oral Ulcerations (as defined in clause (v) below) or any other disease or disorder of the tissues of the mouth not involving the tooth, dentin, bone (including alveolar bone), cementum, enamel, gingiva (to the extent, but only to the extent, the gingiva functions as part of the apparatus holding the tooth to the jaw), ligament (including the periodontal ligament), tendon and/or cartilage;

             (ii) "Know-How" shall mean all inventions, discoveries, confidential or proprietary ideas, concepts and information, research data, lab notebooks, records relating to preclinical and clinical trials, manufacturing specifications, methods or processes, formulas, designs, Master Files, IDE and other submissions to the FDA and other authorities in connection with regulatory clearances,


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      product development data and other trade secrets, other than the Licensed
      Patent Rights (as such term is defined in Section 1.7A(iv) of this Agreement), related to the development of OP Products and OP Devices with applications in the Dental Field;

            (iii) "Licensed Dental Intellectual Property" shall mean the Know-How and the Licensed Patent Rights;

             (iv) "Licensed Patent Rights" shall mean CBM's entire right, title and interest for the United States and all foreign countries in all inventions and improvements disclosed in the US, foreign and PCT applications and patents issuing therefrom that are listed on Schedule II hereto and in all continuations, continuations in part, divisions, reissues, additions or extensions thereof and in the future patent applications and patents referred to in the last sentence of Section 1.7B of this Agreement;

              (v) "Oral Ulcerations" shall mean the formation of lesions on the surface of skin lining the oral cavity caused by loss of tissue but does not include Periodontal Disease (as defined in clause (vi) below) or any other disease or disorder involving the tooth, dentin, bone (including alveolar bone), cementum, enamel, gingiva (to the extent, but only to the extent, the gingiva functions as part of the apparatus holding the tooth to the jaw), ligament (including the periodontal ligament), tendon and/or cartilage; and


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             (vi) "Periodontal Disease" shall mean degeneration of the apparatus holding the tooth to the jaw involving damage to any or all of the gingiva (to the extent, but only to the extent, the gingiva functions as part of the apparatus holding the tooth to the jaw), alveolar bone, cementum, enamel and periodontal ligament.

            B. CBM hereby grants to Stryker an irrevocable (except as set forth in Section 3.2), exclusive, worldwide license in the Dental Field to use and enjoy the Licensed Dental Intellectual Property and related commercial rights that CBM now has or hereafter acquires arising out of research and development programs undertaken by CBM, or by third parties and in which CBM has or acquires any rights, to develop OP Products and OP Devices with applications in the Dental Field, including, but not limited to, OP Products and OP Devices for dentin regeneration and the treatment of periodontal disease and tooth sensitivity. The license granted hereunder shall include the right to sublicense to third parties not affiliated with Stryker. CBM represents to Stryker that, as of the date hereof, the Licensed Patent Rights constitute all US, foreign and PCT applications and patents in which CBM ever had any right, title and interest that disclose inventions and improvements related to OP Products and OP Devices with applications in the Dental Field other than the Present Patents and Applications and


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      the Future Patents and Applications to the extent applicable to the Dental
      Field and that the inventions and improvements disclosed in the Licensed Patent Rights and the other Licensed Dental Intellectual Property were not conceived, made, developed or reduced to practice as part of the Research Project. CBM further agrees that all future patent applications and patents in which it has or acquires any rights that disclose inventions or improvements related to OP Products and OP Devices that were not conceived, made, developed or reduced to practice as part of the Research Project but have applications in the Dental Field as well as applications outside the Dental Field shall be included in Licensed Patent Rights.

            C. Stryker is hereby given the first right during the term of this Agreement to sue infringers in the Dental Field of the Licensed Dental Intellectual Property and to collect and retain all profits and/or damages or amounts by way of settlement that may be recovered as a result thereof, whether for the past or for the future, and CBM agrees to permit the use of its name in all such suits and sign all necessary papers. The expenses of such suit or suits shall be paid by Stryker, and any and all recoveries from said suit or settlements thereof shall go to Stryker. Should Stryker fail to take the necessary steps by litigation or otherwise to stop infringement in the Dental Field of the


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      Licensed Dental Intellectual Property, then CBM may conduct at its own expense, and with the right to all recoveries, such litigation as it may deem necessary, provided that CBM has first given a written sixty (60) day notice to Stryker of its intention to initiate such litigation, and provided further, that Stryker fails during said sixty (60) days' period to indicate its willingness to initiate said suggested litigation or fails to initiate said suggested litigation within four (4) months after said notice. The party conducting any litigation shall keep the other party reasonably informed as to all actions in the litigation and the party not conducting the litigation shall assist and cooperate with the party conducting the litigation and shall be reimbursed by the conducting party for the out-of-pocket expenses reasonably incurred by it in connection with providing such assistance and cooperation.

            D. Stryker agrees to reimburse CBM for its pro rata share of all costs incurred after August 1, 1996 in the prosecution and defense of the Licensed Patent Rights, which costs will be prorated by agreement of the parties based on a good faith estimate of the relative value of the patent or application inside and outside the Dental Field but, if the parties cannot otherwise agree, each will bear half the cost. CBM agrees that it will consult with Stryker with respect to issues that arise in the course of the


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      prosecution of the Licensed Patent Rights and that it will not abandon any claims related to the Dental Field without the prior written consent of Stryker.

            E. Stryker acknowledges that certain of the Licensed Patent Rights are the subject of a Cross-License Agreement entered into among Stryker, CBM and Genetics Institute, Inc. (for itself and the GPDC Partnership referred to therein).

            F. As part of the consideration for the license of the Licensed Dental Intellectual Property hereunder, Stryker agrees to pay to CBM, by wire transfer to the account designated in writing by CBM, the sum of $500,000.

            G. Stryker agrees that it will employ such reasonable efforts as are necessary to diligently proceed with research and product development work with regard to the development of OP Products and OP Devices for dentin regeneration and the treatment of Periodontal Disease. With respect to dentin regeneration, Stryker agrees to complete the current clinical trials and then to evaluate this program. With respect to the treatment of Periodontal Disease, Stryker agrees to prepare a work plan that contemplates the commencement of human feasibility studies of such OP Products and Devices prior to *. Stryker's agreements herein with regard to the continuation of the programs regarding the development of OP Products and OP


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      Devices for dentin regeneration and the treatment of Periodontal Disease are subject, however, in each case, to the cessation of such activities at any time in the event of adverse findings regarding safety or efficacy or any other matter that in Stryker's judgment adversely affects Stryker's ability to develop a commercially marketable product therefor. Stryker also agrees to evaluate the results of CBM's research regarding the treatment of tooth sensitivity and to make a decision regarding the resumption of that program. In the event that Stryker determines that the development of a commercially marketable product for dentin regeneration or the treatment of Periodontal Disease or tooth sensitivity is not feasible, Stryker agrees that it will consider entering into a license and sublicense, which license and sublicense shall not include the right to grant sublicenses without Stryker's written consent, with CBM or a third party proposed by CBM that is acceptable to Stryker in its reasonable discretion with respect to the use and exploitation of the patent rights of Stryker owned by Stryker pursuant to Section 1.4A of this Agreement and of the Licensed Dental Intellectual Property insofar as they relate to dentin regeneration or the treatment of Periodontal Disease or tooth sensitivity, as the case may be. In exercising its discretion in determining that a proposed third-party licensee/sublicensee is not acceptable


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      to it, Stryker may take into account, among other things, the economic terms of any such license and sublicense, the fact that the proposed third-party licensee/sublicensee is a competitor of Stryker in the OP Field and the protections against off-label use of products produced by the proposed third-party licensee/sublicensee that are included in the proposed terms of any such license and sublicense.

            H. Stryker and CBM agree that the Research Project will be expanded to cover projects related to the programs to be continued by Stryker with respect to the development of OP Products and OP Devices for dentin regeneration and the treatment of Periodontal Disease and tooth sensitivity, if Stryker determines to proceed with any such program. In such event, the specific projects on which CBM will work and the maximum number of full-time equivalents to be allocated to them in any month shall be determined in advance by one or more written documents (a "Dental Field Related Current Scope of Work") and the term "Current Scopes of Work," as defined in paragraph B of Section 1.1 shall include any such Dental Field Related Current Scope of Work.

            I. Stryker shall reimburse CBM for all expenses incurred by CBM after July 31, 1996 in connection with research efforts and clinical trials related to the Dental Field up to an aggregate of $85,000 or such greater amount as may have been approved in advance by Stryker in writing


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      promptly upon receipt of an invoice or invoices therefor that provides detailed information with respect to the particular expenses for which reimbursement is sought. Except as set forth in the preceding sentence, it is expressly understood and agreed that Stryker is not assuming any obligation or liability incurred or that may be incurred as a result of the work performed prior to the date hereof by CBM or by third patties under contract to CBM related to the development of OP Products and OP Devices with applications in the Dental Field, including, but not limited to, product liability claims, claims arising out of treatments prior to the date hereof in connection with preclinical or clinical trials, including with respect to all patients currently enrolled therein, and that Stryker is not assuming any obligation or liability of CBM to any third party under any agreement or understanding related to such development efforts, whether incurred prior to or on or after the execution and delivery of this Agreement (collectively, the "Preexisting CBM Obligations"). CBM agrees to indemnify and hold Stryker harmless from any and all losses, costs, expenses (including attorneys' fees and expenses), fees, liabilities and damages sustained or that may be sustained by Stryker to the extent they arise out of Preexisting CBM Obligations.


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            J. Nothing in this Agreement, including, without limitation, the acceptance of the license of the Licensed Dental Intellectual Property pursuant to this Section 1.7, shall constitute a waiver by Stryker of its right to ownership of any portion of the Licensed Dental Intellectual Property that is subsequently determined to have been conceived, made, developed or reduced to practice as part of the Research Project by CBM or any of its personnel or by any third party under contract to CBM.

            K. Stryker acknowledges that any patent rights owned by Stryker that arise from any Dental Field Related Current Scope of Work shall be Future Patents and Applications and shall be covered by the License with respect to all uses and applications of the inventions claimed therein other than in the OP Field.

            6. The first sentence of subparagraph (iv) of Section 3.2C of the Agreement shall be amended to read in its entirety as follows:

             (iv) if Stryker shall at any time after the date hereof decide not to proceed, or fail to diligently proceed with its obligations under
      Section 1.lE, other than with respect to applications in the Dental Field that are treated separately in Section 1.7G of this Agreement, and such failure shall continue for three (3) months after notice from CBM, Stryker shall


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      reassign to CBM all of the rights and licenses otherwise granted to
      Stryker under this Agreement and the Patent Assignment.

            7. Section 3.5 of the Agreement is hereby amended by adding, at the end thereof, the following language:

      ; provided, however, that in the event of any controversy or claim relating to the provisions of this Agreement pertaining exclusively to matters arising under Section 1.7 hereof, the arbitration shall take place in Boston, Massachusetts.

            8. The specific amendments of certain provisions of the Agreement set forth in paragraphs 1, 2, 3, 4, 6 and 7 hereof shall be effective as of the date hereof and the provisions set forth in paragraph 5 hereof shall be deemed to be added to Article I of the Agreement effective as of the date hereof. Except as specifically provided herein, the terms and provisions of the Agreement shall continue in full force and effect in all respects and are hereby confirmed by the parties hereto.

            9. This Agreement may be executed in counterparts and shall become effective when one or more counterparts have been signed by each of the parties.


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            IN WITNESS WHEREOF, the parties hereto have-executed this Amendment
Agreement as of the 31st day of October, 1996.

CREATIVE BIOMOLECULES, INC.               STRYKER CORPORATION

/s/Michael M. Tarnow                      /s/John W. Brown
---------------------------------         ----------------------------------
Michael M. Tarnow                         John W. Brown
President and Chief                       Chairman of the Board,
Executive Officer                         President and Chief
                                          Executive Officer


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                                   SCHEDULE I.

CaseNumber     Country    Application Number:    Filing Date:   Patent Number:

*


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                                   SCHEDULE I.

CaseNumber     Country    Application Number:    Filing Date:   Patent Number:

*


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                                  SCHEDULE II.

          Pending and Issued CBM Patent Filings Relating to Dental Field

   **The inventions and improvements in the patent applications and patent(s) listed herein are licensed only for use in the Dental Field.

CaseNumber     Country    Application Number:    Filing Date:   Patent Number:

 *


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